HARSCO CORPORATION
COMPUTATION OF FULLY DILUTED NET INCOME PER COMMON SHARE
(dollars in thousands except per share)
___________________________



                                      3 MONTHS ENDED JUNE 30               6 MONTHS ENDED JUNE 30
                                         1995        1994                     1995        1994
                                         ____        ____                     ____        ____

Net income                             $24,559      $17,547                  $50,019     $36,175
                                       _______      _______                  _______     _______
                                       _______      _______                  _______     _______

Average shares of common stock
  outstanding used to compute
  earnings per common share         25,269,920   25,118,244               25,236,174  25,065,274

Additional common shares to be
  issued assuming exercise of
  stock options, net of shares
  assumed reacquired                   166,010       82,849                  177,059     100,304
                                       _______      _______                  _______     _______


Shares used to compute dilutive
  effect of stock options           25,435,930   25,201,093               25,413,233   25,165,578
                                    __________   __________               __________   __________
                                    __________   __________               __________   __________

Fully diluted net income per
  common share                           $0.96        $0.70                    $1.97        $1.44
                                         _____        _____                    _____        _____
                                         _____        _____                    _____        _____

Net income per common share              $0.97        $0.70                    $1.98        $1.44
                                         _____        _____                    _____        _____
                                         _____        _____                    _____        _____